Exhibit 99.1

NightDragon Acquisition Corp. Receives Notice from Nasdaq Regarding Delayed Quarterly Report

San Francisco, CA, May 28, 2021 (BUSINESSWIRE) – NightDragon Acquisition Corp. (NASDAQ: NDAC; NDACW; NDACU) (the “Company”) announced today that it received on May 28, 2021 a notice from Nasdaq stating that it is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission (the “SEC”) as a result of not having timely filed its quarterly report on Form 10-Q for the three months ended March 31, 2021 (the “Form 10-Q”).

The Company expects to file its Form 10-Q or to submit a plan to regain compliance within the timeline prescribed by Nasdaq. Under Nasdaq’s listing rules, the Company has 60 calendar days from the date of the letter to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted an exception of up to 180 calendar days from the original due date of the Form 10-Q, or until November 22, 2021, to regain compliance. The Nasdaq notice has no immediate effect on the trading of the Company’s securities on the Nasdaq Capital Market.

As previously disclosed in the Current Report on Form 8-K filed by the Company on May 17, 2021, on April 12, 2021, the staff (the “Staff”) of the SEC issued a statement titled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” (“SPACs”) (the “Statement”). In the Statement, the Staff expressed its view that certain terms and conditions typically included in SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. The audit committee (the “Audit Committee”) of the Company’s board of directors, together with management, is currently determining the extent of the impact of the Statement on the Company’s consolidated financial statements and related financial information (the “Financial Statements”), including the Financial Statements to be included in the Form 10-Q.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the Company’s expectations as to the filing of its 10-Q and the Company’s ability to submit a satisfactory compliance plan to Nasdaq. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous risks, uncertainties and other factors, many of which are beyond the control of the Company, including, but not limited to, the findings, conclusions and recommendations of the Audit Committee (and their timing) with respect to the Financial Statements; the response of the Company and its board of directors to the Audit Committee’s findings, conclusions and recommendations; the risk that completing and filing reports with the SEC will take longer than expected; and the risk that the Company will be unable to meet the listing standards for the Nasdaq Capital Market.

The forward-looking statements contained herein are also subject to other risks and uncertainties, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Steve Simonian

Chief Financial Officer

steve@nightdragon.com